As filed with the Securities and Exchange Commission on March 8, 2002
File No. 333-85217

______________________________________________________________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAGE STORES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	91-1826900 (I.R.S. Employer Identification No.)
10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

Stage Stores, Inc. 2001 Equity Incentive Plan
(Full title of the plan)

Michael McCreery
Executive Vice President and Chief Financial Officer
Stage Stores, Inc.
10201 Main Street
Houston, TX 77025
(Name and address of agent for service)

(800) 579-2302
(Telephone number, including area code, of agent for service)

Copy to:

Philip Sears, Esq.
McKinney & Stringer, P.C.
101 North Robinson, Suite 1300
Oklahoma City, OK 73102
Telephone: (405) 272-1971
Facsimile: (405) 239-7902

______________________________________________________________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock Par value $.01 per share	4,000,000	Group 1 - $13.75 Group 2 - $15.00 Group 3 - $16.25	$60,000,000	$14,340

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein to prevent dilution from stock splits, stock dividends or similar transactions.

(2) Computed upon the basis of the prices at which the options may be exercised pursuant to Rule 457(h) (1,333,333 at $13.75, 1,333,333 at $15, and 1,333,334 at $16.25).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) Stage Stores, Inc.'s (the "Registrant") Amendment No. 1 to Form 10 General Form for Registration of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 filed December 13, 2001 (File No. 000-21011) as became effective December 28, 2001.

(b) All other reports and documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the filing date of Amendment No. 1 to the Form 10 referred to in (a) above.

(c) The description of Registrant's Common Stock contained in Amendment No. 1 to the Form 10 referred to in (a) above under the caption "Description of Registrant's Securities to be Registered" including any amendment or report filed for the purpose of updating that description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article 5 of the Registrant's First Amended By-Laws provides that the Registrant will indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the Registrant against liability and expenses incurred in the proceeding, but only if the individual demonstrates that (a) he or she conducted himself or herself in good faith, and (b) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the Registrant, that his or her conduct was in the Registrant's best interests, (ii) in all other cases, that his or her conduct was at least not opposed to the Registrant's best interests, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Registrant has purchased insurance coverage under policies which insure the Registrant for amounts which the Registrant is required or permitted to pay as indemnification of directors and certain officers of the Registrant and its subsidiaries, and which insure directors and certain officers of the Registrant and its subsidiaries against certain liabilities which might be incurred by them in those capacities and for which they are not entitled to indemnification by the Registrant.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this

                    Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2002.

                                                                                                    Stage Stores, Inc.
                                                                                                    (Registrant)

By:   /s/ MICHAEL McCREERY
Michael McCreery,
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2002.

SIGNATURE	TITLE
/s/ JAMES SCARBOROUGH James Scarborough	Chairman, President, Chief Executive Officer (principal executive officer)
/s/ MICHAEL McCREERY Michael McCreery	Executive Vice President, Chief Financial Officer, Secretary and Director (principal financial and accounting officer)
* Glenn August	Director
* Scott Davido	Director
* Alan Gilman	Director
* Michael Glazer	Director
* John Mentzer	Director
* Walter Salmon	Director
* Ronald Wuensch	Director
(Constituting a majority of the Board of Directors) * By: /s/ MICHAEL McCREERY Michael McCreery Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan described herein) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2002.

                                                                                                        Stage Stores, Inc. 2001 Equity Incentive Plan

                                                                                                        (The Plan)

                                                                                                        By:    Stage Stores Inc. Board of Directors

                                                                                                        By:    /s/ JAMES SCARBOROUGH

                                                                                                                James Scarborough, Chairman

SIGNATURE	TITLE
/s/ JAMES SCARBOROUGH James Scarborough	Chairman
/s/ MICHAEL McCREERY Michael McCreery	Director
* Glenn August	Director
* Scott Davido	Director
* Alan Gilman	Director
* Michael Glazer	Director
* John Mentzer	Director
* Walter Salmon	Director
* Ronald Wuensch	Director
(Constituting a majority of the Board of Directors) * By: /s/ MICHAEL McCREERY Michael McCreery Attorney-in-fact

EXHIBIT INDEX

The following documents are the exhibits to the Form S-8. For convenient reference, each exhibit is listed according to the Exhibit Table of Regulation S-K.

Exhibit
Number                                                                             Exhibit

4.1*         Form of Common Stock Certificate. Incorporated by Reference to Exhibit 4.1 of Registrant's Registration

                Statement on Form 10 (File No. 000-21011) filed on October 29, 2001.

4.2*         Restated Articles of Incorporation of Stage Stores, Inc. (formerly Specialty Retailers, Inc. (NV).

                Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form 10 (File No.

                000-21011) filed on October 29, 2001.

4.3*         First Amended By-Laws of Stage Stores, Inc. Incorporated by reference to Exhibit 3.3 of Registrant's

                Registration Statement on Form 10 (File No. 000-21011) filed on October 29, 2001.

4.4*         Third Amended Plan of Reorganization of Stage Stores, Inc. Incorporated by reference to Exhibit 2.1 of

                Registrant's Registration Statement on Form 10 (File No. 000-21011) filed on October 29, 2001.

4.5*         Stage Stores, Inc. 2001 Equity Incentive Plan. Incorporated by reference to Exhibit 10.1 of Registrant's

                Registration Statement on Form 10 (File No. 000-21011) filed on October 29, 2001.

5.1**       Opinion of McKinney & Stringer, P.C.

23.1**     Consent of McKinney & Stringer, P.C. (included in the opinion filed as Exhibit 5.1 hereto)

23.2**     Consent of Deloitte & Touche LLP

23.3**     Consent of PricewaterhouseCoopers LLP

24.1**     Powers of Attorney

* Indicates documents previously filed.

** Indicates documents filed herewith.